Exhibit 10.41

INDEMNIFICATION AGREEMENT

This Indemnification Agreement (the “Agreement”) is made by and between John Poss (the “Director”) and GB Sciences, Inc., a Nevada corporation (the “Company”) (jointly the “Parties”).

Recitals

A.	The Director is or was a member of the board of directors (the “Board”) of the Company.

B.	The Company does not at this time and has not at prior times during the Director’s service, had directors and officers and insurance (“D&O Insurance”).

Now therefore, in consideration of the obligations and promises made herein, the Parties agree as follows:

Agreement

1.	Willingness to Serve. The Director has been willing to serve on the Board, even in the absence of D&O Insurance, in exchange for the rights of indemnification set forth herein.

2.

Indemnification. The Company hereby indemnifies the Director against any loss, damage, cost or expense, including without limitation, legal fees, court costs, judgments, fines and amounts paid in settlement, actually and reasonably incurred by the Director, by reason of the fact he or she was a director, officer or agent of the Company, to the fullest extent allowed under Nevada law. For this right of indemnification to be effective with regard to any suit, action or proceeding, the Director must notify the Company within five calendar days of any suit, action or proceeding brought against the Director, and the Company must be allowed to defend or co-defend the suit, action or proceeding. In order for the Company to indemnify the Director against the payment of the settlement of any claim, the Company must have been given the opportunity to help negotiate and approve the settlement.

3.	Efforts to obtain Insurance. The Company agrees to continue to try to obtain D&O Insurance as finances and circumstances allow.

Dated: 11/12/2020                                  /s/   John Poss

GB SCIENCES, INC.

By: John Poss

Its: Chief Executive Officer

Dated: 11/12/2020                                   /s/ John Poss

                                           John Poss, Individual